Exhibit 4(a).7

Execution Copy

AMENDMENT TO SHARE PURCHASE AGREEMENT

THIS AMENDMENT TO SHARE PURCHASE AGREEMENT, dated as of November 9, 2006 (this “Amendment”), is made by and among the following parties:

A.	TIMEHEART SCIENCE TECHNOLOGY LIMITED, a company incorporated under the laws of the British Virgin Islands (the “Company”);

B.	BEIJING TIMEHEART INFORMATIONTECHNOLOGY LIMITED , a company incorporated under the laws of P.R. China;

C.	CDC MOBILE MEDIA CORPORATION, a wholly owned subsidiary of China.com Inc., a company incorporated under the laws of the British Virgin Islands (the “Purchaser”);

D.	FANG XIU QIN, a citizen of the People’s Republic of China (the “PRC”, for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan) who ultimately owns 54% Equity interest of the Seller and 51% of the Related Entity. (“Ms. Fang”)

E.	SUN KUN SHAN, a citizen of the PRC, who ultimately owns 46% Equity interest of the Seller and 44% of the Related Entity (“Mr. Sun K S”) (each a “Beneficiary” and collectively, the “Beneficiaries”)

F.	FRESH EARN HOLDINGS LIMITED, a company duly incorporated under the laws of the British Virgin Islands and owned 54% by Ms. Fang and 46% by Mr. Sun (the “Seller”);

G.	WANG BING and SUI HAI GANG (each the “Other Founder” collectively, the “Other Founders”); and

H.	PALMWEB INC., a company incorporated and existing under the laws of Cayman Islands (the “Guarantor”).

Each of the parties to this Amendment is referred to herein as a “Party” and collectively as the “Parties.”

WITNESSETH

WHEREAS, the Parties have entered the Share Purchase Agreement, dated as of July 25, 2006 (the “Share Purchase Agreement”);

WHEREAS, the Parties have entered the Amendment to the Share Purchase Agreement, dated as of October 5, 2006 (the “First Amendment”)and

WHEREAS, the Parties desires to further extend the Closing Date and amend the Share Purchase Agreement.

NOW, THEREFORE, pursuant to the terms of the Share Purchase Agreement and in accordance with Section 12.05 thereof, the Parties hereto agree to amend the Share Purchase Agreement as follows. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Share Purchase Agreement.

Section 1 AMENDMENT TO THE DEFINITION.

Section 1.01 definition “Closing Date” of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection with the following:

“Closing Date” shall mean the later of:

(a) July 31, 2006, subject to the conditions set out in Section 7 being satisfied as determined by the Purchaser or waived by the Purchaser in its sole and absolute discretion and the conditions set out in Section 8 being satisfied as determined by the Seller or waived by the Seller in their sole and absolute discretion; or

(b) such other date within 128 days from the Effective Date as shall be notified by the Purchaser in writing one day in advance to the Seller.

Section 2 AMENDMENT TO TERMINATION.

Section 11.01 (a) of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection in its entirety and replacing such subsection with the following:

11.01 (a) at any time after 128 days from the Effective Date in the event that Closing has not already taken place; or

Section 3 FULL FORCE AND EFFECT. Except as expressly amended hereby, the Share Purchase Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

Section 4 GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of Hong Kong without giving effect to the conflicts of laws principles thereof.

Section 5 COUNTERPARTS. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed as of the date first written above by its respective officers thereunto duly authorized.

TimeHeart Science Technology Limited

By:	/s/ CDS International Limited
Name:	CDS International Limited
Title:	Director

Beijing TimeHeart InformationTechnology Limited

By:	/s/ Fang Xiu Qin
Name:	Fang Xiu Qin
Title:	Legal representative

Fang Xiu Qin

By:	/s/ Fang Xiu Qin

Sun Kun Shan,

By:	/s/ Sun Kun Shan

Wang Bing

By:	/s/ Wang Bing

Sui Hai Gang

By:	/s/ Sui Hai Gang

SIGNED by	)
for and on behalf of	)

Fresh Earn Holdings Limited

By:	/s/ CDS International Limited
Name:	CDS International Limited
Title:	Director

SIGNED by	)
for and on behalf of	)
CDC Mobile Media Corporation	)
in the presence of:	)

By:	/s/ Xiao Wei Chen
Name:	Xiao Wei Chen
Title:	Director

SIGNED by	)
for and on behalf of	)
Palmweb Inc.	)
in the presence of:	)

By:	/s/ Xiao Wei Chen
Name:	Xiao Wei Chen
Title:	Authorized Representative